As filed with the Securities and Exchange Commission on May 9, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP
(Exact name of Registrant as Specified in its Charter)

Delaware	94-2940208

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Beattie Place P.O. Box 1089 Greenville, South Carolina	29602

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act:
Series A Units of Limited Partnership Interest
Series B Units of Limited Partnership Interest
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
          This Registration Statement relates to Series A Units of limited partnership interest and Series B Units of limited partnership interest of Consolidated Capital Institutional Properties/3, LP, a Delaware limited partnership (the “Registrant”). A description of the securities to be registered hereunder is set forth under Item 3.03 of the Registrant’s Current Report on Form 8-K, dated May 9, 2011 (filed on May 9, 2011), and such description is incorporated herein by reference.
Item 2. Exhibits.

3.1	Certificate of Limited Partnership of Registrant, dated August 29, 2008.

3.2	Amendment to Certificate of Limited Partnership of Registrant, dated May 9, 2011 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated May 9, 2011 (filed on May 9, 2011)).

3.3	Second Amended and Restated Limited Partnership Agreement of Registrant, dated May 22, 1984.

3.4	First Amendment to the Second Amended and Restated Limited Partnership Agreement of Registrant, dated October 23, 1990.

3.5	Second Amendment to the Second Amended and Restated Limited Partnership Agreement of Registrant, dated October 23, 1990.

3.6	Third Amendment to the Second Amended and Restated Limited Partnership Agreement of Registrant, dated October 12, 2006 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006).

3.7	Fourth Amendment to the Second Amended and Restated Limited Partnership Agreement of Registrant, dated August 29, 2008 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

3.8	Fifth Amendment to the Second Amended and Restated Limited Partnership Agreement of Registrant, dated May 9, 2011 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated May 9, 2011 (filed on May 9, 2011)).

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP
By:	CONCAP EQUITIES, INC.
General Partner
By:	/s/ Trent A. Johnson
	Name:	Trent A. Johnson
	Title:	Vice President and Assistant General Counsel

Date: May 9, 2011

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Limited Partnership of Registrant, dated August 29, 2008.

3.2	Amendment to Certificate of Limited Partnership of Registrant, dated May 9, 2011 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated May 9, 2011 (filed on May 9, 2011)).

3.3	Second Amended and Restated Limited Partnership Agreement of Registrant, dated May 22, 1984.

3.4	First Amendment to the Second Amended and Restated Limited Partnership Agreement of Registrant, dated October 23, 1990.

3.5	Second Amendment to the Second Amended and Restated Limited Partnership Agreement of Registrant, dated October 23, 1990.

3.6	Third Amendment to the Second Amended and Restated Limited Partnership Agreement of Registrant, dated October 12, 2006 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006).

3.7	Fourth Amendment to the Second Amended and Restated Limited Partnership Agreement of Registrant, dated August 29, 2008 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

3.8	Fifth Amendment to the Second Amended and Restated Limited Partnership Agreement of Registrant, dated May 9, 2011 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated May 9, 2011 (filed on May 9, 2011)).

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